MEGADATA



FOR IMMEDIATE RELEASE
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Contact:   James Barry
           Chief Operating Officer
           (631) 589-6800


 MEGADATA ANNOUNCES ELECTION OF ROBERT W. BAKER TO COMPANY'S BOARD OF DIRECTORS


Greenwich, CT, August 29, 2002 - Megadata (OTC: MDTA) announced that Robert W. Baker, former Vice Chairman of American Airlines, has been elected to the Company's Board of Directors.

"Bob Baker's understanding of the airline and overall aviation industry is rivaled by few", stated G.S. Beckwith Gilbert, Megadata's Chairman and CEO. "His experience in leading an airline as well as running the operations of one of the largest and most respected airlines in the world will contribute to the Company's vision and development of valuable, customer-driven products, " continued Mr. Gilbert.

In May, 2002, Mr. Baker retired from American Airlines as Vice Chairman. Mr. Baker held several positions at American, including Chairman and CEO of TWA, LLC, during its integration into American Airlines and Executive Vice President
- Operations of American Airlines.

Mr. Baker was asked by President George W. Bush and Transportation Secretary Norman Mineta to participate in a special task force following the Sept. 11 terrorist attacks to help develop and define the appropriate aviation security measures for the nation's airlines and airports. Former President Clinton also appointed Mr. Baker to the Federal Aviation Administration's (FAA) Management Advisory Board.

Megadata Corporation produces the PASSUR System, an independent national network of radar, databases, and software used by 7 of the world's leading airlines and more than 25 airports to minimize the costs of irregular operations and improve service to the traveling public and airport communities. The PASSUR Network covers over 50 major airports, including 9 of the top 10, and 25 of the top 40 airports.




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The forward-looking statements in this news release relating to management's expectations and beliefs are based on preliminary information and management assumptions. Such forward-looking statements are subject to a wide range of risks and uncertainties that could cause results to differ in material respects, including those related to customer needs, budgetary constraints, competitive pressures, the success of airline trials, the profitable use of the Company's owned PASSURs located at major airports, the Company's maintenance of above average quality of its product and services, as well as potential regulatory changes. Further information regarding factors that could affect the Company's results is contained in the Company's SEC filings, including the October 31, 2001 Form 10-K, January 31, 2002 and April 30, 2002 Form 10Q.

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